Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

by and among

CERTAIN MEMBERS OF

SFF PRODUCTION, LLC

as Sellers,

and

AMEN PROPERTIES, INC.

as Buyer

dated as of

December 22, 2008

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of December 22, 2008, is entered into by and among Amen Properties, Inc. ("Buyer") and the members identified on Schedule 2.1 (the "Sellers") of SFF Production, LLC (the "Company").  All of the foregoing are each sometimes referred to herein individually as a "Party" and collectively as the "Parties."

RECITALS:

A. Sellers own the membership interests (the "Interests") in the Company described on Schedule 2.1.

B. Sellers have agreed to sell, and Buyer has agreed to purchase, the Interests pursuant to the terms hereof.

C. Buyer is currently a member of the Company, owning a 33.3% membership interest.

NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1. — DEFINITIONS

1.1.            Certain Defined Terms.  As used in this Agreement, each of the following terms is defined below:

"Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries or otherwise, controls, is controlled by, or is under common control with, such Person.

"Agreement" is defined in the preamble hereto.

"Applicable Environmental Laws" means all Applicable Laws in effect at any time pertaining to pollution or the protection of the environment, including those relating to waste materials and/or hazardous substances.

"Applicable Law" means any statute, law, rule, or regulation or any judgment, order, writ, injunction, or decree of any Governmental Entity to which a specified Person or property is subject.

"Appraisal" means that certain appraisal of the assets of the Company prepared by Ryder Scott Company LP ("Ryder Scott") to be completed after Closing.

"Balance Sheet Date" is defined in Section 4.8.

"Buyer" is defined in the preamble hereto.

"Buyer Indemnified Parties" is defined in Section 9.3.

"Certificate of Designation" means the Certificate of Designations of Series E Preferred Stock of Buyer in substantially the form attached hereto as Exhibit "A".

"Closing" is defined in Section 3.1.

"Closing Date" is defined in Section 3.1.

"Common Stock" means the common stock, $0.01 par value per share, of Buyer.

"Common Stock Cap" is defined in Section 6.12(a).

"Company" is defined in the Recitals.

"Confidential Information" is defined in Section 6.6.

"Conversion Shares" means the shares of Common Stock into which the Series E Preferred Stock is convertible.

"Damages" means losses, claims, damages, judgments, settlements, penalties, obligations, costs, liabilities and expenses (including reasonable attorneys’ fees and expenses), of any nature whatsoever, which result from or arise out of an action, petition, plea, charge, complaint, suit, litigation, arbitration, mediation, hearing or similar event, occurrence or Proceeding.

"Effective Date" means 11:59 p.m., Central Time, on December 31, 2008.

"Encumbrances" means liens, charges, pledges, options, mortgages, deeds of trust, security interests, claims, restrictions (whether on voting, sale, transfer, disposition, or otherwise), easements, and other encumbrances of every type and description, whether imposed by law, agreement, understanding, or otherwise.

"Equity Securities" means the Series E Preferred Stock and the Conversion Shares.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Financial Statements" is defined in Section 4.7.

"Governmental Entity" means any court or tribunal in any jurisdiction (domestic or foreign) or any public, governmental, or regulatory body, agency, department, commission, board, bureau, or other authority or instrumentality (domestic or foreign).

"Hazardous Substance" means any substance defined as a hazardous substance under any Applicable Environmental Law.

"Inside Investors" means the Sellers who are officers, directors, employees or consultants of Buyer, which shall be specified on each such Seller's Signature Page.

"Interests" is defined in the Recitals.

"Material Adverse Effect" means any event or condition which, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Buyer and its Subsidiaries, taken as a whole.

"Material Contracts" is defined in Section 4.12.

"Nasdaq Stock Market" is defined in Section 5.11.

"Net Revenue Interest" means as to any of the Properties constituting an oil and gas interest, the "net revenue interest" of the Company in such Property set forth in the books and records of the Company provided to Buyer prior to Closing.

"Organizational Documents" is defined in Section 4.1.

"Permits" is defined in Section 4.16.

"Party" and "Parties" are defined in the preamble hereto.

"Permitted Encumbrance" means (i) royalties, overriding royalties, net profits interests, production payments and other burdens on production which do not reduce the Company's Net Revenue Interest in any of the Properties to less than the Net Revenue Interest designated in the books and records of the Company provided to Buyer; (ii) liens for Taxes and assessments not yet delinquent, or, if delinquent, that are being contested in good faith in the ordinary course of business and for which adequate reserves have been established; (iii) undetermined or inchoate liens or charges constituting or securing the payment of expenses that were incurred incidental to the maintenance, development, production or operation of the Properties, which are not yet delinquent, or, if delinquent, that are being contested in good faith in the ordinary course of business and for which adequate reserves have been established; (iv) materialman’s, mechanic’s, repairman’s, employee’s, contractor’s and operator’s liens or other similar liens or charges for amounts arising in the ordinary course of business which are not yet delinquent, or, if delinquent, that are being contested in good faith in the ordinary course of business and for which adequate reserves have been established; (v) obligations or duties affecting the Properties to any governmental authority with respect to any franchise, grant, license or permit and all Applicable Laws, rules, regulations and orders of all governmental authorities; (vi) easements, rights of way, servitudes, permits, surface leases and other rights in respect of surface operations, office leases, pipelines, plat restrictions and similar encumbrances, provided that they do not materially detract from the value, or materially increase the cost of operation of the Properties; (vii) the Material Contracts; and (viii) liens, charges and other Encumbrances and irregularities in the chain of title which, because of remoteness in or passage of time, statutory cure periods, marketable title acts or other similar reasons, have not affected or interrupted, and are not reasonably expected to affect or interrupt, the claimed ownership of the Company to any of the Properties or the receipt of production revenues from the Properties affected thereby.

"Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, enterprise, unincorporated organization, or Governmental Entity.

"Proceedings" means all proceedings, actions, claims, suits, investigations, and inquiries by or before any arbitrator or Governmental Entity.

"Properties" means, collectively, the properties, assets, rights, and interests owned by the Company.

"Purchase Price" is defined in Section 2.2.

"Required Consent" means the approval of Sellers owning in excess of 50% of the total Interests.

"SEC" means the Securities and Exchange Commission.

"SEC Filings" means Buyer's reports and other filings made with the SEC for a period of two (2) years prior to the date hereof and all exhibits thereto.

"Securities Act" means the Securities Act of 1933, as amended.

"Seller" and "Sellers" are defined in the recitals.

"Seller Indemnified Parties" is defined in Section 9.2.

"Seller Parties" and "Seller Party" means the Company and Sellers.

"Series E Preferred Stock" means the Series E Preferred Stock of Buyer, par value $0.001 per share, having the rights and preferences substantially as set forth in the Certificate of Designations.

"Signature Page" means the counterpart signature page of this Agreement signed by each Seller.

"Stockholder Approval" has the meaning set forth in Section 6.12.

"Subsidiaries" means, when used with reference to an entity, any corporation, a majority of the outstanding voting securities of which are owned directly or indirectly by such entity.  Such term shall also refer to any other partnership, limited partnership, limited liability company, joint venture, trust, or other business entity in which such entity has a material interest.

"Taxes" means any federal, state, local, or foreign income taxes or similar assessments, or any sales, use, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs, ad valorem, duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

"Working Interest" means as to any of the Properties constituting an oil or gas interest, the "working interest" of the Company in such Property as set forth in the books and records of the Company provided to Buyer prior to Closing.

ARTICLE 2. — TRANSACTION

2.1.          Agreement to Sell and Purchase.  At the Closing, but effective as of the Effective Date, and on the terms and subject to the conditions set forth in this Agreement, each Seller will transfer to Buyer the Interests owned by such Seller as set forth on Schedule 2.1, free and clear of all Encumbrances.

2.2.          Purchase Price.  In consideration of the sale of the Interests hereunder, Buyer will deliver to Sellers an aggregate purchase price of $6,827,576.00 (the "Purchase Price"), subject to adjustment as provided in Section 2.3, consisting of (a) an aggregate of $1,365,515.00 in cash or cash equivalent payable at Closing, and (b) an aggregate of 546,206 shares of Series E Preferred Stock.  The Purchase Price will be allocated among the Sellers as set forth on Schedule 2.1.

2.3.  Adjustment to Purchase Price.  The Purchase Price shall be adjusted as follows:

(a) adjusted upward by (i) the amount as of the Effective Date of all prepaid ad valorem, property or similar Taxes and assessments based upon or measured by ownership of the Properties, insofar as such prepaid Taxes relate to periods of time after the Effective Date; (ii) an amount equal to all costs and expenses paid by the Company prior to the Effective Date but are attributable to the period of time from and after the Effective Date; (iii) an amount equal to the proceeds from the sale of hydrocarbons received by the Company after the Effective Date but attributable to hydrocarbons produced prior to the Effective Date; (iv) an amount equal to the amount of cash of the Company on the Effective Date; (v) an amount equal to the amount, if any, that the product of the PV 10-value of the Properties set forth in the Appraisal multiplied by the amount of the Interests (expressed as a percentage) exceeds the Purchase Price; and (vi) any other amount provided for in this Agreement or agreed upon by Buyer and Sellers.

(b) adjusted downward by (i) an amount equal to all unpaid ad valorem, property, production, severance and similar Taxes and assessments based upon or measured by the ownership of property or the production of hydrocarbons or the receipt of proceeds therefrom accruing to the Properties prior to the Effective Date; (iii) an amount equal to all expenditures, liabilities and costs relating to the Properties that are unpaid as of the Effective Date and assessed for or attributable to periods of time or the ownership of production prior to the Effective Date; (iv) an amount equal to all income, employment, franchise and other Taxes, and penalties and interest related thereto, paid or payable by Company after the Effective Date but attributable to periods on or prior to the Effective Date; (v) an amount equal to all other liabilities of the Company not otherwise included in adjustment to the Purchase Price pursuant to this Section 2.3(b), paid or payable after the Effective Date but attributable to periods on or prior to the Effective Date; (vi) an amount equal to all cash in, or attributable to, third party suspense accounts held by the Company as of the Effective Date; (vii) an amount equal to the amount, if any, that the Purchase Price exceeds the product of the PV-10 value of the Properties set forth in the Appraisal multiplied by the amount of the Interests (expressed as a percentage); and (viii) any other amount provided for in this Agreement or agreed upon by Buyer and Sellers.

ARTICLE 3. — CLOSING

3.1.  Closing.  The closing of the transactions contemplated hereby (the "Closing") will take place on December 31, 2008 at the principal office of Buyer, or at such earlier time as selected by Buyer or at such other time or place or on such other date as the Parties may agree.  The date on which the Closing occurs is herein referred to as the "Closing Date," but the transaction described herein shall be effective as of the Effective Date.

3.2.          Closing Deliveries.  At the Closing,

(a) Buyer will (i) deliver the Purchase Price, as adjusted by the Preliminary Settlement Statement (as defined below), to Sellers, and (ii) deliver to Sellers the various certificates, instruments, and documents referred to in Section 7.1.  Sellers shall be solely responsible for providing the allocation of the Purchase Price among them as set forth on Schedule 2.1, and Buyer shall not be responsible for nor have any liability with respect to such allocation.

(b) Each Seller (i) will execute and deliver to Buyer an Assignment of Membership Interest in substantially the form attached hereto as Exhibit "B" conveying to Buyer all of such Seller’s right, title and interest in and to the Interests; (ii) will execute and deliver to Buyer, to the extent the Organizational Documents provide that the Interests are to be represented by certificates, certificate(s) representing all of the Interests; and (iii) will execute and deliver the various certificates, instruments, and documents referred to in Section 7.2.

(c)            Sellers and Buyer shall execute and deliver a settlement statement (the "Preliminary Settlement Statement") that shall set forth each adjustment to the Purchase Price and the calculation of such adjustments to the extent known or estimated at Closing.  All adjustments to the Purchase Price shall be made first to the cash portion of the Purchase Price and only if such adjustments exceed said cash portion will any adjustment be made to the remaining Purchase Price.

ARTICLE 4. — REPRESENTATIONS AND WARRANTIES OF SELLERS

Each Seller represents and warrants to Buyer as of the date hereof and as of the Closing Date, that:

4.1.          Organizational Matters.  Each Seller Party that is an entity is duly organized, validly existing, and in good standing under the laws of its state of organization.  No Proceeding to dissolve any Seller Party that is an entity is pending or, to the best knowledge of the Seller Parties, threatened.  Each Seller Party is duly authorized to conduct its business and is in good standing under the laws of each jurisdiction where such qualification is required.  Each Seller Party has the requisite power and authority necessary to own or lease its properties and to carry on its businesses as currently conducted and any business in which it currently proposes to engage.  Sellers have delivered to Buyer correct and complete copies of each of the operating agreements of the Company, the certificates of formation of the Company, and all other similar documents, instruments or certificates executed, adopted, or filed in connection with the creation, formation, or organization of the Company, including any amendments thereto (collectively as provided to Buyer, the "Organizational Documents"). No Seller Party is in breach of any provision of the Organizational Documents.  The Company does not own any equity interests in any Person.

4.2.            Interests.  Each Seller is the record and beneficial owner of the Interest owned by such Seller as designated on Schedule 2.1, and upon consummation of the transactions contemplated hereby, Buyer will acquire, good, valid, and marketable title to all of the Interests, free and clear of all Encumbrances.  No other Person owns or has any right to own any of the Interests.  Sellers possess full authority and legal right to sell, transfer and assign to Buyer such Interests.  There are no claims pending, or, to the knowledge of Sellers, threatened against either the Company or Sellers that concern or affect title to such Interests, or that seek to compel the issuance of membership interests or other securities of the Company.  The Interests are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights.  Except as otherwise provided in the Organizational Documents, (i) there are no existing warrants, options, conversion rights, calls or other commitments of any character pursuant to which the Company, or any member thereof, may become obligated to increase or decrease any Person’s member interest or admit any Person as a member; (ii) the Company does not have any commitment or obligation (contingent or otherwise) to increase or decrease any Person’s member interest or admit any Person as a member; and (iii) the Interests are not subject to any agreements or understandings among any Persons with respect to the voting or transfer thereof.

4.3.            Authority Relative to this Agreement.  Each Seller Party has full power and authority to execute, deliver, and perform this Agreement and to consummate the transactions contemplated hereby.  The execution, delivery, and performance by such Seller Party of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary action of such Seller Party.  This Agreement has been duly executed and delivered by each Seller Party and constitutes, and each other agreement, instrument, or document executed or to be executed by such Seller Party in connection with the transactions contemplated hereby has been, or when executed will be, duly executed and delivered by such Seller Party and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of each such Seller Party, enforceable against such Seller Party in accordance with their respective terms.

4.4.            Noncontravention.  The execution, delivery, and performance by each Seller Party of this Agreement and the consummation by it of the transactions contemplated hereby do not and will not (a) conflict with or result in a violation of any provision of the Organizational Documents or the governing documents of such Seller Party (if such Seller is an entity), (b) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any material bond, debenture, note, mortgage, indenture, lease, contract, agreement, or other material instrument or obligation to which any Seller Party is a party, (c) result in the creation or imposition of any Encumbrance upon the Interests or the Properties, or (d) violate any Applicable Law binding upon any Seller Party or require a consent, approval, order or authorization of, or declaration, filing, or registration with, any Governmental Entity.

4.5.     Brokers or Finders.  No Seller Party has incurred, and no Seller Party will incur, directly or indirectly, as a result of any action taken by any Seller Party under this Agreement, any liability for brokerage or finders’ fees or commissions or any similar charges in connection with this Agreement, for which Buyer or the Company will have any liability.

4.6.             Compliance with Laws.  The Company and its predecessors and Affiliates have complied with all Applicable Laws, and each Seller Party is not aware of any violations, whether alleged or acknowledged, of any applicable regulations, rules or orders promulgated by any federal or state regulatory agency, or any of their predecessor agencies, which affect in any respect the operation or value of the Company or the Properties.

4.7.             Financial Statements.  The financial statements for the Company which have been provided to Buyer (the "Financial Statements") were prepared in accordance with generally accepted accounting principles consistently applied, and accurately and completely represent the financial condition of the Company, as of the dates set forth therein, and are consistent with the books and records of the Company.

4.8.             Subsequent Events.  Since the date of the most recent Financial Statements which include a balance sheet (the "Balance Sheet Date") the Company has operated in the ordinary course of business and there has not been any material adverse change with respect to the Company.  Without limiting the foregoing, since that date, none of the following have occurred:

(a)    the Company has not sold, leased, transferred, or assigned any assets other than for a fair consideration in the ordinary course of business;

(b)            the Company has not entered into any contract or agreement (or series of related contracts or agreements), or any amendment or modification of any contract or agreement, either involving more than $50,000 or outside the ordinary course of business;

(c)            no Encumbrance has been imposed upon any of the Properties;

(d)            the Company has not made any capital expenditure (or series of related capital expenditures) involving more than $25,000 individually, $50,000 in the aggregate, or outside the ordinary course of business;

(e)            the Company has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any liability for borrowed money or capitalized lease;

(f)             the Company has not delayed or postponed the payment of accounts payable or other liabilities outside the ordinary course of business;

(g)             the Company has not canceled, compromised, waived, or released any claim or cause of action (or series of related claims or causes of action) outside the ordinary course of business;

(h)             there has been no change made or authorized to the Organizational Documents of the Company;

(i)              the Company has not issued, sold, or otherwise disposed of any of its member interests;

(j)              the Company has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its Properties in excess of $25,000;

(k)             the Company has not made any material change in any of the accounting principles followed by it or the method of applying such principles;

(l)              the Company has not made any change in any material Tax election or the manner Taxes are reported;

(m)            there has not been any other occurrence, event, incident, action, failure to act, or transaction with respect to the Company either involving more than $25,000 (individually or in the aggregate) or outside the ordinary course of business; and

(n)             the Company has not committed to any of the foregoing.

4.9.     Liabilities.  The Company does not have any liability (and there is no basis for any present or future claims, causes of action or orders against it giving rise to any liability), except for (a) liabilities quantified on the face of the Financial Statements (rather than in any notes thereto) and not heretofore paid or discharged, and (b) liabilities which have arisen after the Balance Sheet Date in the ordinary course of business which, individually or in the aggregate, are not material and are of the same character and nature as the liabilities quantified on the face of the Financial Statements as of the Balance Sheet Date, none of which results from or relates to any breach of contract, breach of warranty, tort, infringement, or breach of law or arose out of any claim, cause of action or order.

4.10.           Insurance.  The Company carries insurance in such amounts and covering such risks as is customary for Persons of similar size in the business in which they engage.

4.11.           Title to and Condition of Properties.  The Properties owned by the Company are included in the Financial Statements and the Properties constituting oil and gas interests are listed in the Appraisal.  The Company has good, marketable, and indefeasible title to the Properties free and clear of all Encumbrances, other than Permitted Encumbrances.  The Properties have been maintained in accordance with normal industry practice and are in good operating condition (as applicable).  There exists no unrecorded document or agreement that would result in the impairment or loss of the Company's title to any of the Properties or the value therefore or impede the operations thereof by the Company.  The Net Revenue Interest and Working Interest, as applicable, for each of the Properties constituting oil and gas interests set forth in the Appraisal are complete and accurate.

4.12.           Material Contracts.  Seller Parties have provided to Buyer true and correct copies of all material contracts, agreements, leases, mortgages, instruments or other documents to which  the Company or its respective Properties are subject or bound (the "Material Contracts").  The Company, each Seller and, to the Seller Parties' knowledge, each other party thereto, has complied with and is not in default under any such Material Contracts.  No event has occurred which, with notice or lapse of time, would constitute a breach or default under any Material Contract, and no party has repudiated any provision of the contracts.  Without limiting the generality of the foregoing, the Company does not have any obligation or liability to refund or reimburse any funds received.  All Material Contracts are in full force and effect and will not be terminated or give rise to a termination right or otherwise be effected by this Agreement or the transactions contemplated hereby.

4.13.           Taxes.  The Company has filed all federal, state and other tax reports or returns, if any, required to be filed by the Company.  All Taxes shown on such tax reports or returns and all other Taxes and assessments owed by the Company have been properly and timely paid.  Company has made all required deposits for Taxes and has established adequate reserves for Taxes.  No taxing authority or agency is now asserting or, to the knowledge of any Seller Party, threatening to assert against the Company any deficiency or claim for additional Taxes or interest thereon or penalties in connection therewith.  Company has not granted any waiver of any statute of limitations with respect to, or any extension of a period of assessment of, any Taxes.

4.14.           Consents.  There are no preferential rights of purchase or consents to assign in favor of third parties with respect to any of the Interests and no consents to transfers thereof are required, except as may be contained in the Organizational Documents, all of which have been waived or obtained.  There are no preferential rights or consents required with respect to any of the Properties due to or resulting from the transaction contemplated by this Agreement.

4.15.           Environmental.  The Company, and to the knowledge of each Seller the predecessors in interest to the Company, have complied and are in compliance with all Applicable Environmental Laws.  At no time during the Company's ownership thereof have the Properties been used by the Company or by anyone else during any period of time for the generation, storage, or disposal of a Hazardous Substance or as a landfill or a waste disposal site for regulated waste.  With respect to the Properties, Company has not entered into, and, to the best knowledge of each Seller, no predecessor to the Company or operator of any Properties has entered into, or is subject to, any contracts, agreements or Applicable Environmental Laws that relate to the future use of any of the Properties or that require any change in the present condition of any of the Properties.  Neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement will violate any agreements, consents, orders, decrees, judgments, license, or permit conditions, or, to the best knowledge of each Seller, require the consent or approval of any agency charged with enforcing any Applicable Environmental Law.

4.16.           Licenses and Permits.  The Company has obtained and holds in good standing all licenses, permits, variances, exemptions, orders, franchises, approvals and authorizations of all Governmental Entities necessary for the lawful conduct of its business and the lawful ownership, use and operation of its assets ("Permits").  None of the Permits will be adversely affected by the consummation of the transactions contemplated under this Agreement or requires any filing or consent in connection therewith.  The Company is in compliance with the terms of the Permits and no investigation or review by any Governmental Entity with respect to the Company is pending or, to the knowledge of the Seller Parties, threatened.

4.17.   Proceedings.  There is no claim, dispute, suit, action, investigation, or other Proceeding before any Governmental Entity, nor threatened, against the Company or any of the Properties that has or might result in the impairment or loss of the Company's title to any of the Properties or the value thereof or impede the operation of the Properties.

4.18.           Certain Business Relationships.  None of the Sellers nor any of their Affiliates (a) have been involved in any business arrangement or relationship with the Company within the past twelve (12) months, (b) own any asset that is used in the Company's business, and (c) has any claim or cause of action against the Company.

4.19.           Securities Law Representations.  Each Seller makes the following representations with respect to the Equity Securities received by such Seller as part of the Purchase Price:

(a)    EACH SELLER IS ABLE TO BEAR THE ECONOMIC RISK OF ITS INVESTMENT IN THE EQUITY SECURITIES FOR AN INDEFINITE PERIOD OF TIME.  THE EQUITY SECURITIES HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE, AND THEREFORE CANNOT BE TRANSFERRED OR SOLD UNLESS THE EQUITY SECURITIES IS SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT, AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION OR EXCEPTION FROM SUCH REGISTRATION IS AVAILABLE AND SUCH AVAILABILITY OF THE EXEMPTION SHALL BE ESTABLISHED TO THE SATISFACTION OF BUYER AND ITS COUNSEL.  EACH SELLER ALSO RECOGNIZES THAT NO FEDERAL OR STATE AGENCY HAS PASSED UPON THE EQUITY SECURITIES OR MADE ANY FINDING OR DETERMINATION AS TO THE FAIRNESS OF THE ACCEPTANCE OF THE EQUITY SECURITIES.  Each Seller acknowledges and understands that there is no public market for the Equity Securities and that no market for the Equity Securities is likely to develop.

(b)            Each Seller recognizes that his acceptance of the Equity Securities involves a high degree of risk which may result in the loss of the total amount of the principal thereof.  Each Seller acknowledges that such Seller is aware of and has carefully considered all risks incident to the acquisition of the Equity Securities, including without limitation the risks set forth in the SEC Filings.  Each Seller has carefully considered and understands and accepts all such risks.

(c)            Each Seller is acquiring the Equity Securities for such Seller’s own account (as principal) for investment and not with a view to the distribution or resale thereof, and has not offered or sold any portion of the Equity Securities and has no present intention of dividing the Equity Securities with others or of reselling or otherwise disposing of any portion of the Equity Securities.

(d)    Each Seller has had the opportunity to review the SEC Filings and other publicly available information concerning Buyer and has determined that such information is sufficient to make an informed investment decision.  While Buyer has attempted to provide information that is as accurate as possible, Investor acknowledges and agrees that Buyer and its representatives cannot and do not make any assurances, representations or warranties with respect to any such information, except for the representations expressly set forth herein concerning information included in the SEC Filings.  All such information, including without limitation the information included in the SEC Filings, is qualified in all respects by the risk factors discussed in the SEC Filings.  Investor acknowledges and understands that none of the information provided or made available by or on behalf of Buyer constitutes any legal, tax or investment advice.  Each Seller has sufficient knowledge and experience in financial and business matters to enable such Seller to evaluate the merits and risks of an investment in the Equity Securities.  In addition, in reaching the conclusion that each Seller desires to accept the Equity Securities, such Seller has carefully evaluated its financial resources and investments, has consulted with such legal, accounting and other experts as necessary, and acknowledges that such Seller is able to bear the economic risks of this investment.

(e)            Each Seller is an "accredited investor" as such term is defined in Rule 501 under the Securities Act.  Each Seller will provide to Buyer such information as may be reasonably requested by Buyer to enable it to satisfy itself as to accredited status of the each Seller and the knowledge and experience of each Seller and his ability to bear the economic risk of an investment in the Equity Securities.

(f)             The address and social security number or federal tax identification number set forth on the Sellers' Signature Page are his true and correct state (or other jurisdiction) of residence and social security number or federal tax identification number.  Sellers have no present intention of becoming a resident of any other state or jurisdiction.  Sellers are not subject to backup withholding and will provide such forms and documents as may be required by Buyer to evidence his exemption from backup or other withholding Taxes and hereby consents to withholding of any applicable Taxes from any dividends from Buyer.

(g)             Sellers acknowledge and understand that certain of the information that they have received regarding Buyer and its Subsidiaries may be material, non-public information, and that Sellers will not be able to trade in the Common Stock while in possession of such information until that information has been properly disseminated to the public or becomes immaterial to Buyer and its Subsidiaries.

(h)             Sellers acknowledge that they understand the meaning and legal consequences of the representations, warranties and covenants set forth in this Section 4.19 and that Buyer has relied and will rely upon such representations, warranties, covenants and certifications.

4.20.    Information Provided.  All representations and warranties made by each Seller Party and all other oral or written information provided by each Seller Party to Buyer and by the Company to Ryder Scott is and are true, correct and complete in all material respects.

ARTICLE 5. — REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Sellers that:

5.1.    Organization; Existence; Qualification.  Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

5.2.            Authority Relative to this Agreement.  Buyer has full corporate power and authority to execute, deliver, and perform this Agreement and to consummate the transactions contemplated hereby.  The execution, delivery, and performance by Buyer of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of Buyer.  This Agreement has been duly executed and delivered by Buyer and constitutes, and each other agreement, instrument, or document executed or to be executed by Buyer in connection with the transactions contemplated hereby has been, or when executed will be, duly executed and delivered by Buyer and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with their respective terms.

5.3.            Noncontravention.  The execution, delivery, and performance by Buyer of this Agreement and the consummation by it of the transactions contemplated hereby do not and will not (a) conflict with or result in a violation of any provision of the organizational documents of Buyer, (b) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement, or other instrument or obligation to which Buyer is a party, or (c) violate any Applicable Law binding upon Buyer or require a consent, approval, order or authorization of, or declaration, filing or registration with, any Governmental Entity.

5.4.            Brokers or Finders.  Buyer has not incurred, and will not incur, directly or indirectly, as a result of any action taken by Buyer under this Agreement, any liability for brokerage or finders’ fees or commissions or any similar charges in connection with this Agreement, for which any Seller has or will have any liability.

5.5.            Capitalization.  The capitalization of Buyer as of September 30, 2008 is as set forth in the SEC Filings.  Buyer has not issued any capital stock since that date, except for shares of Common Stock issued as compensation pursuant to employment agreements described in the SEC Filings.  The Equity Securities have been duly authorized, and if and when issued and paid for in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable.  The outstanding shares of capital stock of Buyer have been duly and validly issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  Except as disclosed in the SEC Filings (including without limitation under employee benefit plans and employment agreements referred to in such SEC Filings), there are no outstanding rights (including without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in Buyer, or any contracts, commitments, agreements, understandings or arrangements of any kind to which Buyer is a party relating thereto.  Buyer owns the equity interest in each of its Subsidiaries specified in Schedule 5.5, free and clear of any pledge, lien, security interest, encumbrance or claim, other than as described in Schedule 5.5.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Common Stock to which Buyer is a party, except as disclosed in the SEC Filings and except for voting agreements related to the Stockholder Approval.

5.6.            Legal Proceedings.  There is no material legal or governmental Proceedings pending to which Buyer or any of its Subsidiaries is a party or of which the business or property of Buyer or any of its Subsidiaries is subject.

5.7.            No Violations.  Neither Buyer nor any of its Subsidiaries is (a) in violation of its charter, bylaws or other organizational documents, or (b) to its knowledge, (i) in violation of any law, administrative regulation, ordinance or order of any court or Governmental Entity, arbitration panel or authority applicable to Buyer or any of its Subsidiaries, which violation, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, or (ii) in default (and there exists no condition which, with the passage of time or otherwise, would constitute a default) in the performance of any Material Contracts, which would be reasonably likely to have a Material Adverse Effect.

5.8.            Financial Statements.  The financial statements of Buyer and the related notes contained in the SEC Filings present fairly, in accordance with generally accepted accounting principles, the consolidated financial position of Buyer and its Subsidiaries as of the dates indicated.  Such financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified.

5.9.            No Material Adverse Change.  Except as disclosed in the SEC Filings or as provided in this Agreement, since September 30, 2008, there has not been (i) any change in the business, financial condition or operation of Buyer which would reasonably be expected to have a Material Adverse Effect, (ii) any obligation, direct or contingent, that is material to Buyer and its Subsidiaries considered as one enterprise, incurred by Buyer or its Subsidiaries, except obligations incurred in the ordinary course of business or related to this transaction, (iii) any dividend or distribution of any kind declared, paid or made on the capital stock of Buyer, or (iv) any loss or damage (whether or not insured) to the physical property of Buyer or any of its Subsidiaries which would reasonably be expected to have a Material Adverse Effect.

5.10.          Disclosure.  The information contained in the SEC Filings as of the date of such information did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

5.11.          Compliance.  The Common Stock is registered pursuant to the Exchange Act and is listed on the Nasdaq Capital Market of the Nasdaq Stock Market (the "Nasdaq Stock Market"), and Buyer has taken no action designed to, or to its knowledge likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the Nasdaq Stock Market, nor has Buyer received any notification within the twelve (12) months preceding the date of this Agreement that the SEC or the Nasdaq Stock Market is contemplating terminating such registration or listing.

5.12.          Reporting Status.  Buyer has filed all documents that Buyer was required to file under the Exchange Act during the twelve (12) months preceding the date of this Agreement.  Copies of such documents have been made available to each of the Sellers.

ARTICLE 6. — COVENANTS OF SELLER PARTIES AND BUYER

6.1.    General.  Buyer and each Seller Party will use their reasonable best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement, and each Seller Party agrees not to take any action which might effect any Interest and not to vote, consent, act or determine not to act under the Organizational Documents without the prior written consent of Buyer.  Sellers will operate, manage and administer the Company in a good and workmanlike manner consistent with past practices, and cause the Company to carry on the business of the Company in substantially the same manner as before execution of this Agreement, including without limitation maintaining all insurance, Permits and Material Contracts in full force and effect and maintaining the Properties in accordance with industry standards.  Sellers will, except for emergency action taken in the face of serious risk to life, property or the environment (a) submit to Buyer, for prior written approval, all requests for operating or capital expenditures and all proposed contracts, agreements and actions relating to (i) any indebtedness to be incurred by the Company or any sale of any of the Properties, (ii) the Interests, the Company or the Properties which involve individual commitments of more than $10,000 or which would create any burdens on the Company, the Interests or the Properties, or (iii) all activities described in Section 4.8 or outside the ordinary course of business of the Company; (b) consult with, inform and advise Buyer regarding all material matters concerning the operation, management and administration of the Company and the Properties; and (c) obtain Buyer's written approval prior to voting, consenting, acting or determining not to act under any operating, unit, joint venture, partnership or similar agreement, including the Organizational Documents.  No Seller Party will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company from maintaining at least as favorable business relationships with the Company after the Closing as it maintained with the Company prior to the Closing.  Each of the Seller Parties will, and will cause its Affiliates to, refer all customer inquiries relating to the business of the Company to Buyer, or an Affiliate thereof, from and after the Closing.

6.2.            Consents and Approvals.

(a)    Following the execution of this Agreement, each Seller Party will use its reasonable best efforts to obtain as soon as practicable (but in any event prior to the Closing) all consents necessary for each Seller Party to consummate the transactions contemplated hereby and to perform its obligations hereunder.  Each Seller Party will use its reasonable best efforts to satisfy or cause to be satisfied each of the conditions to the Closing set forth in Article 7.

(b)            Following the execution of this Agreement, Buyer will use reasonable best efforts to obtain as soon as practicable (but in any event prior to the Closing) all consents necessary for Buyer to consummate the transactions contemplated hereby and to perform its other obligations hereunder. Buyer will use reasonable best efforts to satisfy or cause to be satisfied each of the conditions to the Closing set forth in Article 7.

6.3.            Full Access and Due Diligence.

(a)            At all times during the term of this Agreement, the Company will permit representatives of Buyer to have full access at all reasonable times to all premises, Properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to the Company to conduct due diligence reviews (including without limitation to conduct an audit of the Financial Statements and other financial information), together with the opportunity to discuss the Company and its business with the Company or its officers, accountants, employees, consultants, agents and counsel, all as Buyer deems reasonably necessary or appropriate for a due diligence review of the Company and its business.  Buyer may make copies of such records, at their expense, but shall immediately return all such copies so made if this Agreement is terminated.

(b)            Without limiting the foregoing, the Company shall provide to Buyer promptly on or before execution of this Agreement copies of the Financial Statements and Material Contracts and other information requested by Buyer for the purpose of conducting a due diligence review of the Company, the Properties and the Interests.

6.4.            Notice of Developments.  Each Party will give prompt written notice to the others of any material adverse development causing a breach of any such Party’s representations and warranties herein.  No disclosure by any Party pursuant to this Section 6.4 will be deemed to amend or supplement any of the schedules or to prevent or cure any misrepresentation or breach of warranty.

6.5.            Exclusivity.  The Seller Parties will not solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any of the Interests or the Properties (including any acquisition structured as a merger, consolidation, share exchange or other form of transaction) during the term of this Agreement.

6.6.            Confidentiality.  From and after the Closing Date, each Seller will treat and hold as confidential all information (the "Confidential Information") concerning the businesses and affairs of Buyer or the Company, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to Buyer or destroy, at the request and option of Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in Seller’s possession. If any Seller is requested or required (by oral question or request for information or documents in any action) to disclose any Confidential Information, such Seller will notify Buyer promptly of the request or requirement so that Buyer may seek an appropriate protective order or waive compliance with this Section 6.6.  If, in the absence of a protective order or the receipt of a waiver hereunder, any Seller is, on the written advice of counsel, compelled to disclose any Confidential Information to any Governmental Entity, arbitrator, or mediator or else stand liable for contempt, that Seller may disclose the Confidential Information to the Governmental Entity, arbitrator, or mediator; provided, however, that the disclosing Seller will use its best efforts to obtain, at the request of Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as Buyer will designate.

6.7.            Reservation of Common Stock.  Buyer has and will reserve and keep reserved for issuance, out of the authorized and unissued shares of the Common Stock, a number of Conversion Shares sufficient to provide for issuance upon the conversion of the Series E Preferred Stock and shall keep such shares free of any legal or contractual preemptive rights.  Buyer will take all steps necessary to keep the Conversion Shares duly authorized for issuance by all requisite corporate and other action, and to assure that such Conversion Shares when issued upon conversion of the Series E Preferred Stock will be validly issued, fully paid and non-assessable.

6.8.            Listing of Common Stock.  Buyer shall use its commercially reasonable efforts to comply with all requirements of the Nasdaq Stock Market with respect to the potential future issuance of the Conversion Shares and the listing thereon on the Nasdaq Stock Market.

6.9.            Future Sales of Common Stock.  Each Seller agrees that if Buyer engages in an underwritten public offering for the sale by Buyer of shares of Common Stock during the one-year period following the Closing Date and thereafter so long as the Sellers own more than one percent (1%) of the total number of shares of Common Stock then outstanding (for this purpose, calculated as if the Conversion Shares were outstanding), the Sellers will, if so requested by the managing underwriter for such offering, execute and deliver to such managing underwriter a "lock-up" letter in a form acceptable to such managing underwriter.  The obligations of and restrictions on the Sellers under such "lock-up" letter shall be in effect for a maximum of 180 days as specified by the managing underwriter.

6.10.          Public Announcements.  The Sellers shall not issue any press release or otherwise make any public statements with respect to the existence of this Agreement or the transactions contemplated hereby, and Buyer shall issue such press releases or make such public statements as may be required by Applicable Law or the rules of the Nasdaq Stock Market.

6.11.          Restrictive Legends.  Each certificate evidencing the Equity Securities shall bear a legend in substantially the following form:

"THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO A SECURITIES PURCHASE AGREEMENT DATED AS OF DECEMBER 22, 2008, COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL OFFICE OF AMEN PROPERTIES, INC. AND WILL BE FURNISHED TO THE HOLDER ON REQUEST TO THE SECRETARY OF AMEN PROPERTIES, INC.  SUCH AGREEMENT PROVIDES, AMONG OTHER THINGS, FOR CERTAIN RESTRICTIONS ON SALE, TRANSFER, OR OTHER DISPOSITION OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE."

In addition, unless counsel to Buyer shall have advised Buyer that such legend is no longer needed, each certificate evidencing the Equity Securities shall bear a legend in substantially the following form:

"THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE SAME ARE REGISTERED AND QUALIFIED IN ACCORDANCE WITH APPLICABLE STATE AND FEDERAL SECURITIES LAWS, OR IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO AMEN PROPERTIES, INC. SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED."

6.12.          Stockholder Approval.

(a)            The parties hereto acknowledge and agree that pursuant to rules of the Nasdaq Stock Market, the conversion rights of the Sellers under the terms of the Series E Preferred Stock are subject to a cap on the number of shares of Common Stock issuable upon such exercise equal to five percent (5%) of the number of shares of Common Stock outstanding on the Closing Date (the "Common Stock Cap") unless and until the issuance of the Series E Preferred Stock (including the conversion price thereof) and Conversion Shares is approved by the stockholders of Buyer under such rules of the Nasdaq Stock Market.  The Sellers acknowledge and agree (i) to the limitations imposed by the Common Stock Cap as more fully set forth in the Certificate of Designation, (ii) that without Stockholder Approval they will not be able to acquire all of the Conversion Shares, which may adversely effect the value of the Series E Preferred Stock they are acquiring hereunder, and (iii) that the Series E Preferred Stock will not be entitled to vote in connection with the Stockholder Approval.

(b)            In addition to the Stockholder Approval required under Section 6.12(a), the parties further acknowledge and agree that the rules of the Nasdaq Stock Market require the approval of the stockholders of Buyer with respect to the issuance of shares of Common Stock to any Inside Investors upon the conversion of any of the Series E. Preferred Stock.  Accordingly, each of the Inside Investors hereby agrees not to convert or exercise any of the Series E Preferred Stock acquired by such Inside Investor unless and until such issuance is approved by the stockholders of Buyer in accordance with the rules of the Nasdaq Stock Market.  The Inside Investors acknowledge and agree that if such Stockholder Approval is not obtained, they will not be entitled to acquire any of the Conversion Shares which may adversely effect the value of the Series E Preferred Stock they are acquiring hereunder.

(c)            The approval of the stockholders of the Company described in this Section 6.12 shall be referred to herein as the "Stockholder Approval".

(d)            Buyer agrees to solicit the Stockholder Approval in connection with its next stockholders meeting, but is under no obligation to hold a special meeting regarding such approval.  Each of the Sellers hereby agrees to vote any and all securities of the Company owned by such Seller and entitled to vote on the issue in favor of the Stockholder Approval.

6.13.          Expenses.  Each Party shall be responsible for all of its own expenses, including but not limited to, legal, accounting and other professional fees and the fees of its financial advisors incurred with respect to this Agreement and the transactions provided for herein.

6.14.          Further Assurances.  After Closing, each of the Parties will execute, acknowledge and deliver to the other such further instruments, and take such other action, as may be reasonably requested in order to more effectively assure to each of the Parties all of the respective properties, rights, titles, interests, estates and privileges intended to be assigned, delivered or inuring to the benefit of each of the Parties in consummation of the transactions contemplated hereby.

6.15.          Post-Closing Adjustments.

(a)            Within ninety (90) days after the Closing, Buyer shall prepare and deliver to Sellers, in accordance with this Agreement and generally accepted accounting principles, a statement (the "Final Settlement Statement") setting forth each adjustment to the Purchase Price that was not finally determined as of the Closing. Within one hundred twenty (120) days after the Closing, Sellers (acting by a Required Consent) shall deliver to Buyer a written notice containing any changes that Sellers propose be made to the Final Settlement Statement. The parties shall undertake to agree with respect to the amounts due pursuant to such proposals within one hundred eighty (180) days after the Closing. The final agreed Purchase Price paid by Buyer to Sellers after all adjustments is hereinafter referred to as the "Final Purchase Price." The date upon which such agreement is reached or upon which the Final Purchase Price is established shall be herein called the "Final Settlement Date."  If the Final Purchase Price is more than the Purchase Price paid at Closing, Buyer shall pay to Sellers in immediately available funds the amount of such difference.  If the Final Purchase Price is less than the Purchase Price paid at Closing, Sellers shall pay to Buyer, in immediately available funds, the amount of such difference.  Such payment by Buyer or Sellers shall be made within five (5) days of the Final Settlement Date.  If the Parties are unable to resolve any disputed item within such period, any disputed item shall be submitted to a nationally recognized independent accounting firm mutually agreeable to the Parties who shall be instructed to resolve such disputed item within thirty (30) days.  The resolution of disputes by the accounting firm so selected shall be set forth in writing and shall be conclusive, binding and non-appealable upon the Parties with respect to the accounting matters submitted and the Final Settlement Statement shall become final and binding upon the Parties on the date of such resolution.  The fees and expenses of such accounting firm shall be paid one-half by Buyer and one-half by Sellers.

ARTICLE 7. — CONDITIONS TO OBLIGATIONS OF THE PARTIES

7.1.    Conditions Precedent to the Obligations of Sellers.  The obligations of Sellers to consummate the transactions contemplated by this Agreement will be subject to the fulfillment or waiver by a Required Consent on or prior to the Closing of each of the following conditions:

(a)    Each and every representation of Buyer under this Agreement will be true and accurate in all material respects as of the date when made and will be deemed to have been made again at and as of the time of the Closing (except to the extent it relates to a specified date) and will at and as of such time of the Closing be true and accurate in all material respects except as to changes specifically contemplated by this Agreement.

(b)            Buyer will have performed and complied in all material respects with each and every covenant, agreement, and condition required by this Agreement to be performed or complied with by Buyer prior to or at the Closing.

(c)            No Proceeding will, on the Closing Date, be pending or threatened before any Governmental Entity seeking to restrain, prohibit, or obtain Damages in connection with the consummation of the transactions contemplated by this Agreement.

(d)            All consents and approvals necessary to permit the consummation of the transactions contemplated by this Agreement will have been obtained, and, with respect to any applicable consents of Governmental Entities, no stay or appeal will have been entered and be pending.

(e)            The Certificate of Designation in substantially the form of Exhibit "A" shall have been duly adopted by all requisite corporate action and filed with the Secretary of State of the State of Delaware on or before the Closing Date, and shall not have been amended or modified.

7.2.    Conditions Precedent to the Obligations of Buyer.  The obligations of Buyer to consummate the transactions contemplated by this Agreement will be subject to the fulfillment or waiver on or prior to the Closing of each of the following conditions:

(a)            Each and every representation of each Seller Party under this Agreement will be true and accurate in all material respects as of the date when made and will be deemed to have been made again at and as of the time of the Closing (except to the extent it relates to a specified date) and will at and as of such time of the Closing be true and accurate in all material respects except as to changes specifically contemplated by this Agreement.

(b)            Seller Parties will have performed and complied in all material respects with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by Seller Parties prior to or at the Closing.

(c)            No Proceeding will, on the Closing Date, be pending or threatened before any Governmental Entity seeking to restrain, prohibit, or obtain Damages in connection with the consummation of the transactions contemplated by this Agreement.

(d)            Buyer shall be fully satisfied with all matters reviewed in connection with their due diligence in accordance with Section 6.3.

(e)            All consents and approvals necessary to permit the consummation of the transactions contemplated by this Agreement will have been obtained, and, with respect to any applicable consents of Governmental Entities, no stay or appeal will have been entered and be pending.

ARTICLE 8. — TERMINATION

8.1.    Termination.  This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to Closing:

(a)            by mutual written consent of a Required Consent of Sellers and Buyer;

(b)            by either Sellers (upon approval of a Required Consent) or Buyer if any Governmental Entity shall have issued any injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby and such injunction or other action shall have become final and nonappealable;

(c)            by either of Sellers (upon approval of a Required Consent) or Buyer if the Closing shall not have occurred by January 31, 2009, provided, however, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to any party whose breach of any representation or warranty or failure to fulfill any covenant or agreement under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date;

(d)            by Buyer if (i) Sellers shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with or performed by Sellers at or prior to such date of termination; (ii) any representation or warranty of Sellers contained in this Agreement shall not be true in all material respects when made or at the time of termination as if made on such date of termination (except to the extent it relates to a particular date); or (iii) any condition set forth in Section 7.2 is not satisfied or waived at or prior to Closing; or

(e)            by Sellers (upon approval of a Required Consent) if (i) Buyer shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with or performed by Buyer at or prior to such date of termination; (ii) any representation or warranty of Buyer contained in this Agreement shall not be true in all material respects when made or on or at the time of termination as if made on such date of termination (except to the extent it relates to a particular date); or (iii) any condition set forth in Section 7.1 is not satisfied or waived at or prior to Closing.

8.2.    Effect of Termination.  If this Agreement is terminated pursuant to this Article 8 this Agreement will forthwith become null and void and have no effect without any liability on the part of any Party or their respective Affiliates, except for the provisions of this Section 8.2 and such other portions of this Agreement as are necessary to the enforcement and construction of Section 8.2.  Nothing in this Agreement will, however, relieve any Party of any liability for breach of this Agreement occurring prior to such termination or for breach of any provision of this Agreement that specifically survives termination hereunder.  Buyer will have all remedies provided herein and all remedies at law or in equity in the event of a breach of this Agreement by any Seller Party.  The prevailing party in any legal Proceeding brought under or to enforce the provisions of this Agreement will be additionally entitled to recover court costs and reasonable attorneys’ fees from the non-prevailing party.

ARTICLE 9. – SURVIVAL AND INDEMNIFICATION

9.1.    Survival.  The representations and warranties contained in Article 4 and Article 5 of this Agreement, and the covenants and other agreements made under this Agreement, including, without limitation, covenants in respect of indemnification, will survive the Closing without limitation and will remain fully enforceable in accordance with their terms.

9.2.    Indemnification by Buyer. Buyer will protect, defend, indemnify and hold harmless Sellers and their respective partners, members, managers, stockholders, officers, directors, employees, Affiliates, agents, representatives, successors and assigns (the "Seller Indemnified Parties"), from and against any and all Damages sustained by any of the Seller Indemnified Parties as a result of any breach of any representation, covenant, or agreement of Buyer contained in this Agreement or in any of the certificates, instruments, or documents delivered by Buyer pursuant hereto.

9.3.            Indemnification by Sellers.  Sellers, jointly and severally, will protect, defend, indemnify and hold harmless Buyer and its stockholders, officers, directors, employees, Affiliates, agents, representatives, successors and assigns (the "Buyer Indemnified Parties"), from and against any and all Damages sustained by any of the Buyer Indemnified Parties as a result of any breach of any representation, covenant, or agreement of any Seller Party contained in this Agreement, or in any of the certificates, instruments, or documents delivered by any Seller Party pursuant hereto or as a result of events with respect to the Company or any Interests which occurred prior to the Closing Date.

ARTICLE 10. — MISCELLANEOUS

10.1.          Notices.  Except as otherwise expressly provided herein, all communications required or permitted under this Agreement will be in writing and any communication or delivery hereunder will be deemed to have been duly given and received when actually delivered to the address of the Parties to be notified as set forth below and addressed as follows:

If to Seller Parties, as follows:

SFF Production, LLC
400 Pine Street, Suite 1010
Abilene, Texas 79601
Attn:  Dan McFarland
Phone:  325-677-6177
Fax:  325-677-6176

If to Buyer:

Amen Properties, Inc.
300 North Coit Road, Suite 1150
Richardson, Texas 75080
Attn:  Mr. Kris Oliver
Phone:  972-664-1610
Fax:  972-664-1632

Provided, however, that any notice required under this Agreement will be effective if given verbally within the time provided, so long as such verbal notice is followed by written notice thereof in the manner provided herein within 24 hours following the end of such time period.  Any Party may, by written notice so delivered to the other, change the address to which delivery will thereafter be made.

10.2.    Waiver.  Any of the terms, provisions, covenants, representations, warranties or conditions hereof may be waived only by a written instrument executed by the Party waiving compliance.  Except as otherwise expressly provided in this Agreement, the failure of any Party at any time or times to require performance of any provision hereof will in no manner affect such Party’s right to enforce the same.  No waiver by any Party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, will be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty.

10.3.            Binding Effect; Assignment.  All of the terms, provisions, covenants, obligations, indemnities, representations, warranties and conditions of this Agreement will be enforceable by the Parties and their respective successors and assigns.  The rights of each Party under this Agreement are personal to that Party and may not be assigned or transferred to any other party, firm, corporation or other entity, without the prior, express and written consent of the other Parties, except that Buyer will have the right to assign any of its rights and obligations hereunder to one or more Affiliates of Buyer without such consent.  Any attempt to assign this Agreement in violation of the foregoing will be absolutely void.  The non-assigning Party may condition its consent to assign this Agreement on the assigning Party providing appropriate guarantee of its assignee’s performance.

10.4.            Taxes.  Upon Closing, Sellers will be responsible for and will pay all Taxes attributable to or arising from the ownership of the Interests on or prior to the Effective Date, and Buyer will be responsible for and will pay all Taxes attributable to or arising from the ownership or operation of the Interests after the Effective Date.  Any Party which pays such Taxes for the other Party will be entitled to prompt reimbursement upon evidence of such payment.  Each Party will be responsible for its own federal income Taxes, if any, as may result from this transaction.

10.5.            Governing Law.  THIS AGREEMENT SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS OTHERWISE APPLICABLE TO SUCH DETERMINATIONS, EXCEPT TO THE EXTENT GOVERNED BY THE DELAWARE GENERAL CORPORATION LAW AS IT APPLIES TO BUYER AND THE EQUITY SECURITIES.

10.6.            Entire Agreement and Amendment.  This Agreement embodies the entire agreement between the Parties related to the subject matter hereof and replaces and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof, whether written or oral.    No other statement, or promise made by any Party, or to any employee, officer or agent of any Party, which is not contained in this Agreement or in a written agreement signed by the Parties will be binding or valid.  This Agreement may be supplemented, altered, amended, modified or revoked by writing only, signed by Buyer and Sellers representing a Required Consent.  The headings herein are for convenience only and will have no significance in the interpretation hereof.  The Parties stipulate and agree that this Agreement will be deemed and considered for all purposes, as prepared through the joint efforts of the Parties, and will not be construed against one party or the other as a result of the preparation, submittal or other event of negotiation, drafting or execution thereof.  It is understood and agreed that there will be no third-party beneficiary of this Agreement, and that the provisions hereof do not impart enforceable rights in anyone who is not a party or a successor or assignee of a party hereto.

10.7.    Exhibits.  All Exhibits and Schedules attached to this Agreement, and the terms of those Exhibits and Schedules which are referred to in this Agreement, are made a part hereof and incorporated herein by reference.

10.8.            Delivery of Files After Closing.  Any files and records relating to the Company or the Properties will be provided by Seller Parties to Buyer as soon as reasonably possible after the Closing Date at a location to be specified by Buyer.

10.9.            Counterparts.  This Agreement may be executed in any number of counterparts, and each and every counterpart will be deemed for all purposes one agreement.  Faxed signatures shall be deemed effective and binding for all purposes.

10.10.          Consent to Transfers of Interests.  The Seller Parties consent to, and waive any and all rights to acquire, notices or other restrictions on transfer relating to, the transfer of interests in the Company by other members of the Company to Buyer, whether set forth in the Organizational Documents or otherwise.

10.11.          Specific Performance.  The Parties hereby acknowledge and agree that the failure of any party to this Agreement to perform its obligations hereunder in accordance with their specific terms or to otherwise comply with such obligations, including its failure to take all actions as are necessary on its part of the consummation of the transaction contemplated hereby, will cause irreparable injury to the other Parties to this Agreement for which Damages, even if available, will not be an adequate remedy.  Accordingly, each of the Parties hereto hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of any Party's obligations, including an injunction to prevent breaches, and to the granting by any such court of the remedy of specific performance of the terms and conditions hereof.

10.12.          Actions by Sellers.  Any action or decision to be taken or made by Sellers in this Agreement shall be taken or made upon the approval of a Required Consent, and upon such approval such action or decision shall be binding upon all of the Sellers.

10.13.          Joinder by the Company.  The Company is executing this Agreement for the purpose of confirming and agreeing to the representations, warranties and covenants of Sellers relating to the Company.

[Remainder of this Page Intentionally Left Blank]

Signature Page to Securities Purchase Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement, or caused this Agreement to be executed by their duly authorized representatives, all as of the day and year first above written.

BUYER:

AMEN PROPERTIES, INC.

By:
Name:___________________________________
Title:____________________________________

ACKNOWLEDGED AND AGREED:

SFF PRODUCTION, LLC

By:
Name:
Title:

[Additional Signature Pages Follow]

Signature Page to Securities Purchase Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement, or caused this Agreement to be executed by their duly authorized representatives, all as of the day and year first above written.

SELLER:

UNIVERSAL GUARANTY LIFE INS. CO.

By:
Name:___________________________________
Title:____________________________________

_____  Check here if Seller is a stockholder of Buyer on the date hereof.

_____  Check here if Seller is an Inside Investor

Seller's Social Security
or Tax Identification Number:________________

Seller's Address: _____________________________ (Number and Street)	__________________ (City)	___________ (State)	__________ (Zip Code)
_____________________ Seller's Fax Number

Signature Page to Securities Purchase Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement, or caused this Agreement to be executed by their duly authorized representatives, all as of the day and year first above written.

SELLER:

AMERICAN CAPITOL INSURANCE

By:
Name:___________________________________
Title:____________________________________

_____  Check here if Seller is a stockholder of Buyer on the date hereof.

_____  Check here if Seller is an Inside Investor

Seller's Social Security
or Tax Identification Number:________________

Seller's Address: _____________________________ (Number and Street)	__________________ (City)	___________ (State)	__________ (Zip Code)
_____________________ Seller's Fax Number

Signature Page to Securities Purchase Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement, or caused this Agreement to be executed by their duly authorized representatives, all as of the day and year first above written.

SELLER:

SOFTVEST, L.P.

By:
Name:___________________________________
Title:____________________________________

_____  Check here if Seller is a stockholder of Buyer on the date hereof.

_____  Check here if Seller is an Inside Investor

Seller's Social Security
or Tax Identification Number:________________

Seller's Address: _____________________________ (Number and Street)	__________________ (City)	___________ (State)	__________ (Zip Code)
_____________________ Seller's Fax Number

Signature Page to Securities Purchase Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement, or caused this Agreement to be executed by their duly authorized representatives, all as of the day and year first above written.

SELLER:

CORNERSTONE MINERALS CORPORATION

By:
Name:___________________________________
Title:____________________________________

_____  Check here if Seller is a stockholder of Buyer on the date hereof.

_____  Check here if Seller is an Inside Investor

Seller's Social Security
or Tax Identification Number:________________

Seller's Address: _____________________________ (Number and Street)	__________________ (City)	___________ (State)	__________ (Zip Code)
_____________________ Seller's Fax Number

IN WITNESS WHEREOF, the Parties have executed this Agreement, or caused this Agreement to be executed by their duly authorized representatives, all as of the day and year first above written.

SELLER:

JON MORGAN

_____  Check here if Seller is a stockholder of Buyer on the date hereof.

_____  Check here if Seller is an Inside Investor

Seller's Social Security
or Tax Identification Number:________________

Seller's Address: _____________________________ (Number and Street)	__________________ (City)	___________ (State)	__________ (Zip Code)
_____________________ Seller's Fax Number

Signature Page to Securities Purchase Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement, or caused this Agreement to be executed by their duly authorized representatives, all as of the day and year first above written.

SELLER:

JOHN NORWOOD

_____  Check here if Seller is a stockholder of Buyer on the date hereof.

_____  Check here if Seller is an Inside Investor

Seller's Social Security
or Tax Identification Number:________________

Seller's Address: _____________________________ (Number and Street)	__________________ (City)	___________ (State)	__________ (Zip Code)
_____________________ Seller's Fax Number

Schedule 2.1
to
Securities Purchase Agreement
dated as of December 22, 2008
by and among
Amen Properties, Inc.
and the Sellers named therein

LIST OF SELLERS AND ALLOCATION OF PURCHASE PRICE

Name	Interest	Percentage Allocated Purchase Price

Universal Guaranty Life Ins. Co.	17.8%	39.04%

American Capitol Insurance	4.2%	9.21%

Softvest, L.P.	7.9%	17.33%

Cornerstone Minerals Corporation	5.7%	12.50%

Jon Morgan	5.0%	10.96%

John Norwood	5.0%	10.96%

Total	45.6%	100%

Schedule 4.1
to
Securities Purchase Agreement
dated as of December 22, 2008
by and among
Amen Properties, Inc.
and the Sellers named therein

ORGANIZATIONAL DOCUMENTS

1.	Certificate of Formation of SFF Production, LLC filed with the Delaware Secretary of State on December 4, 2007.

2.	Operating Agreement of SFF Production, LLC dated as of December 4, 2007.

 Schedule 5.5
to
Securities Purchase Agreement
dated as of December 22, 2008
by and among
Amen Properties, Inc.
and the Sellers named therein

SUBSIDIARIES OF BUYER

NEMA Properties, LLC is a wholly-owned subsidiary of Amen Properties, Inc.  NEMA is organized under the laws of the State of Nevada.

Amen Minerals, LLC is wholly owned by Amen Properties, Inc., as the sole general partner, and is organized under the laws of the State of Delaware.

Amen Delaware, LLC is wholly owned by Amen Properties, Inc., as the sole general partner, and is organized under the laws of the State of Delaware.

W Power and Light, LP is owned 99% by NEMA Properties, LLC as the sole limited partner and 1% by Amen Properties, Inc., as the sole general partner, and is organized under the laws of the State of Delaware.

Priority Power Management, LLC is wholly owned  by Amen Properties, Inc. as the sole general partner, and is organized under the laws of the State of Texas.

SFF Royalty, LLC is owned 33.3% by Amen Properties, Inc., and is organized under the laws of the State of Delaware.

SFF Production, LLC is owned 33.3% by Amen Properties, Inc., and is organized under the laws of the State of Delaware.

Exhibit "A"
to
Securities Purchase Agreement
dated as of December 22, 2008
by and among
Amen Properties, Inc.
and the Sellers named therein

CERTIFICATE OF DESIGNATION OF SERIES
AND DETERMINATION OF RIGHTS AND PREFERENCES
OF

SERIES E CONVERTIBLE PREFERRED STOCK

OF

AMEN PROPERTIES, INC.

AMEN PROPERTIES, INC., a Delaware corporation (the "Company"), acting pursuant to Section 151 of the General Corporation Law of Delaware, does hereby submit the following Certificate of Designation of Series and Determination of Rights and Preferences of its Series E Convertible Preferred Stock (this "Certificate").

FIRST:  The name of the Company is Amen Properties, Inc.

SECOND: By unanimous consent of the Board of Directors (the "Board") of the Company dated December 1, 2008, the following resolutions were duly adopted:

WHEREAS the Certificate of Incorporation of the Company (the "Certificate of Incorporation") authorizes 5,000,000 shares of preferred stock, par value $.001 per share ("Preferred Stock"), issuable from time to time in one or more series;

WHEREAS, the Company has previously designated four series of Preferred Stock, the Series A Preferred Stock, par value $.001 per share (the "Series A Preferred"), the Series B Preferred Stock, par value $.001 per share (the "Series B Preferred"), the Series C Preferred Stock, par value $.001 per share (the "Series C Preferred"), and the Series D Preferred Stock, par value $.001 per share (the "Series D Preferred");

WHEREAS, all shares of Series A Preferred, Series B Preferred or Series C Preferred have been issued, converted, retired and cancelled and cannot be reissued;

WHEREAS, rights and preferences of the Series D Preferred are set forth in the Certificate of Designation of Series and Determination of Rights and Preferences, as amended, for the Series D Preferred (the "Series D Designations");

WHEREAS the Board of the Company is authorized, subject to limitations prescribed by law and by the provisions of paragraph four (4) of the Company's Certificate of Incorporation, to establish and fix the number of shares to be included in any series of Preferred Stock and the designation, rights, preferences, powers, restrictions and limitations of the shares of such series; and

WHEREAS it is the desire of the Board to establish and fix the number of shares to be included in a new series of Preferred Stock and the designation, rights, preferences and limitations of the shares of such new series.

NOW, THEREFORE, BE IT RESOLVED that pursuant to paragraph four of the Company's Certificate of Incorporation, there is hereby established a new series of Preferred Stock, and that the Board does hereby fix and determine the designation, rights, preferences, powers, restrictions and limitations set forth as follows:

SECTION 1.  DESIGNATION; RANK.

This series of cumulative convertible Preferred Stock shall be designated and known as the "Series C Preferred Stock." The number of shares constituting the Series E Preferred Stock shall be 815,000 shares. The Series E Preferred Stock shall, with respect to rights upon liquidation, dissolution or winding up, whether voluntary or involuntary, rank equal to the Series D Preferred Stock, and prior to the common stock of the Company, par value $.01 per share (the "Common Stock").

SECTION 2.  DIVIDENDS.

The holders of outstanding shares of Series E Preferred Stock shall be entitled to receive a dividend of 10.0% per annum payable at the end of each calendar quarter, at the election of the Board, out of funds legally available for such purpose, in preference and priority to any payment of any dividend on the Common Stock.  Such dividends shall be payable only when, as and if declared by the Board, and such dividends shall accrue and be cumulative.

SECTION 3.  LIQUIDATION PREFERENCE.

(a)           Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, but before any distribution or payment shall be made to the holders of any Common Stock, and in equal preference to the holders of the Series D Preferred, the holders of Series E Preferred Stock shall be entitled to be paid out of the remaining assets of the Company legally available for distribution with respect to each share of Series E Preferred Stock an amount equal to the sum of (i) $10.00 per share, as adjusted for any stock dividends, combinations or splits with respect to such shares (the "Original Series E Issue Price") plus (ii) any declared but unpaid dividends thereon (such sum, the "Series E Liquidation Value"). If upon any such liquidation, dissolution or winding up of the Company the remaining assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series D Preferred and Series E Preferred Stock the full liquidation amount to which each is entitled under the Series D Designations and this Certificate, as the case may be, then the holders of shares of Series D Preferred and Series E Preferred Stock shall share ratably in any distribution of the remaining assets of the Company in proportion to the respective amounts which would otherwise be payable in respect of the shares of such Preferred Stock held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(b)           After payment in full of the liquidation amounts to which all outstanding shares of Series D Preferred and Series E Preferred Stock are entitled, then the remaining assets of the Company legally available for distribution, if any, shall be distributed to the holders of Common Stock.

(c)           The following events shall be considered a liquidation for purposes of Section 3(a) above and Section 6 (a) below unless the holders of at least a majority of the voting power of all then outstanding shares of each of the Series D Preferred and the Series E Preferred Stock, vote otherwise:

(i)           any merger, consolidation or other business combination of the Company in which the stockholders of the Company immediately prior to such transaction will, immediately after such transaction (by virtue of securities issued in the transaction or otherwise), beneficially own (as determined pursuant to rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") capital stock representing less than fifty percent (50%) of the voting power of the surviving entity's voting stock immediately after such transaction; or

(ii)           a sale of all or substantially all of the assets of the Company to any other entity, where the Company's stockholders immediately prior to such sale will, immediately after such sale (by virtue of securities issued as consideration for the Company's sale or otherwise), beneficially own (as determined pursuant to Rule 13d-3 under the Exchange Act) capital stock representing less than fifty percent (50%) of the voting power of the acquiring entity's voting stock.

(d)           In either of the events in Section 3(c) above, if the consideration received by the Company is other than cash, its value will be deemed its fair market value as determined in good faith by the Board. Any securities shall be valued as follows:

(i)           Securities not subject to investment letter or other similar restrictions on free marketability covered by (ii) below:

(A)           If traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such quotation system over the thirty (30) day period ending three (3) days prior to the closing;

(B)           If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; and

(C)           If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Board and the holders of at least a majority of the voting power of all then outstanding shares of Series D Preferred and Series E Preferred Stock.

(ii)           The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (i) (A), (B) or (C) to reflect the approximate fair market value thereof, as mutually determined by the Board and the holders of at least a majority of the voting power of all then outstanding shares of each of the Series D Preferred and Series E Preferred Stock.

SECTION 4.  VOTING RIGHTS.

(a)           Each holder of outstanding shares of Series E Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which all of the shares of Series E Preferred Stock held by such holder would be convertible (subject to the Conversion Cap described in Section 6(1) hereof and as adjusted from time to time pursuant to Sections 6(e), (f), (g) and (h) hereof) at each meeting of stockholders of the Company (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Company for their action or consideration.  Except as provided by law, by the express provisions hereof, or by the provisions establishing any other series of Preferred Stock, holders of Series E Preferred Stock and of any outstanding other series of Preferred Stock shall vote together with the holders of Common Stock as a single class.

(b)           Notwithstanding the foregoing, the Series E Preferred Stock will not be entitled (i) to vote with respect to any approval or ratification by the stockholders of the Company of the designation, issuance and sale of the Series E Preferred Stock by the Company in accordance with the rules of the Nasdaq Stock Market, and (ii) to the number of votes equal to the number of shares of Common Stock into which the Series E Preferred Stock is convertible that are in excess of the Conversion Cap unless and until Stockholder Approval is obtained (as such capitalized terms are defined in Section 6 hereof).

SECTION 5.  COVENANTS.

In addition to any other rights provided by law, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of at least fifty percent (50%) of the outstanding shares of each of the Series D Preferred and Series E Preferred Stock, (i) authorize or create (by reclassification or otherwise) any new class or series of shares of capital stock with rights senior or equal to the Series D Preferred or Series E Preferred Stock; (ii) amend or waive any provision of this Corporation's Certificate of Incorporation or Bylaws in any manner that adversely affects the preferences, privileges or rights of the Series D Preferred or Series E Preferred Stock; (iii) redeem or repurchase Common Stock or any other junior equity security, except for shares repurchased upon the termination of an employee, officer, director or consultant pursuant to a restricted stock purchase agreement; (iv) pay or declare any dividend on the Common Stock or any other junior equity security other than a dividend payable in shares of Common Stock; or (v) liquidate or wind up the Corporation.

SECTION 6.  CONVERSION RIGHTS.

The holders of the Series E Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

(a)           Right to Convert.  Each share of Series E Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series E Issue Price by the Conversion Price (as defined below) in effect at the time of conversion.  Subject to the Conversion Cap provided under Section 6(l) and other limitations set forth herein, the Series E Preferred Stock is convertible into an aggregate of 1,358,333 shares of Common Stock.  The Conversion Price (the "Conversion Price") is $6.00 per share of Common Stock. The Conversion Price is the price at which shares of Common Stock shall be deliverable upon conversion of Series E Preferred Stock, without the payment of additional consideration by the holder thereof. Such initial Conversion Price and the rate at which shares of Series E Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

(b)           Fractional Shares.  No fractional shares of Common Stock shall be issued upon conversion of the Series E Preferred Stock. In lieu of fractional shares, the Company shall round such fraction to the nearest whole number.

(c)           Mechanics of Conversion.

(i)           In order to convert shares of Series E Preferred Stock into shares of Common Stock, the holder shall surrender the certificate or certificates for such shares of Series E Preferred Stock at the office of the transfer agent (or at the principal office of the Company if the Company serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares represented by such certificate or certificates. Such notice shall state the number of shares of Series E Preferred Stock which the holder seeks to convert.  The number of shares of Common Stock into which each share of Series E Preferred Stock is convertible is subject to and limited by the Conversion Cap provided in Section 6(l).  If required by the Company, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent or the Company shall be the conversion date ("Conversion Date"). As soon as practicable after the Conversion Date, the Company shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificate representing the shares of Series E Preferred Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

(ii)           The Company shall at all times during which the Series E Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the Series E Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series E Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series E Preferred Stock, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

 (iii)           All shares of Series E Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive dividends, notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, and if applicable, cash for any fractional shares of Common Stock.  Any shares of Series E Preferred Stock so converted shall be retired and cancelled and shall not be reissued, and the Company may from time to time take such appropriate action as may be necessary to reduce the number of shares of authorized Series E Preferred Stock accordingly.

(d)           Adjustments to Conversion Price for Diluting Issues.

(i)           Special Definitions.  For purposes of this Subsection 6(d), the following definitions shall apply:

(A)           "Option" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities, excluding rights or options granted to employees, vendors, officers, directors and executives of, and consultants or shareholders to, the Company in an amount not exceeding the number of Reserved Employee Shares.

(B)           "Original Issue Date" shall mean the date on which the first share of Series E Preferred Stock is first issued.

(C)           "Convertible Securities" shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

(D)           "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Subsection 6(d)(iii) below, deemed to be issued) by the Company after the Original Issue Date, other than Reserved Employee Shares and other than shares of Common Stock issued or issuable:

(1)           by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock;

(2)           upon the exercise of Options as set forth in Subsection 6(d)(i)(A); or

(3)           upon conversion of shares of Series E Preferred Stock.

(E)           "Reserved Employee Shares" shall mean shares of Common Stock issued to employees, officers, directors, shareholders and executives of, and consultants or vendors to, the Company upon the exercise of options granted under the Company's employee stock option plans, which plans have been approved by the Company's stockholders, or as payment of compensation.

(F)           "Rights to Acquire Common Stock" (or "Rights") shall mean all rights issued by the Company to acquire Common Stock whether by exercise of a warrant, option or similar call, or conversion of any existing instruments, in either case for consideration fixed, in amount or by formula, as of the date of issuance.

(ii)           No Adjustment of Conversion Price.  No adjustment in the number of shares of Common Stock into which the Series E Preferred Stock is convertible shall be made, by adjustment in the applicable Conversion Price thereof, (A) unless the consideration per share (determined pursuant to Subsection 6(d)(v) below) for an Additional Share of Common Stock issued or deemed to be issued by the Company is less than the Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares, or (B) if, prior to such issuance, the Company receives written notice from the holders of at least a majority of the voting power of all then outstanding shares of Series E Preferred Stock, agreeing that no such adjustment shall be made as the result of the issuance of Additional Shares of Common Stock.

(iii)           Issue of Securities Deemed Issue of Additional Shares of Common Stock.  If the Company at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or Rights to Acquire Common Stock, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options, Rights or, in the case of Convertible Securities, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue; provided, however, that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Subsection 6(d)(v) hereof) of such Additional Shares of Common Stock would be less than the Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided, further, that in any such case:

(A)           No further adjustment in the Conversion Price shall be made upon the subsequent issue of shares of Common Stock upon the exercise of such Options, Rights or conversion or exchange of such Convertible Securities;

(B)           Upon the expiration or termination of any unexercised Option, Right or Convertible Security, the Conversion Price shall be adjusted immediately to reflect the Conversion Price which would have been in effect had such Option, Right or Convertible Security (to the extent outstanding immediately prior to such expiration or termination) never been issued; and

(C)           In the event of any change in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any Option, Right or Convertible Security, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Price then in effect shall forthwith be readjusted to such Conversion Price as would have been obtained had the Conversion Price adjustment that was originally made upon the issuance of such Option, Right or Convertible Security which were not exercised or converted prior to such change been made upon the basis of such change, but no further adjustment shall be made for the actual issuance of Common Stock upon the exercise or conversion of any such Option, Right or Convertible Security.

(iv)           Adjustment of Conversion Price upon Issuance of Additional Shares of Common Stock.  If the Company shall at any time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 6(d)(iii), but excluding shares issued as a dividend or distribution as provided in Subsection 6(f) or upon a stock split or combination as provided in Subsection 6(e)), without consideration, or for a consideration per share less than the Conversion Price in effect on the date of and immediately prior to such issue, or without the requisite number of notices contemplated by Subsection 6(d)(ii) hereof, then and in such event, the Conversion Price shall be reduced by a full ratchet anti-dilution adjustment to such lesser price (calculated to the nearest cent), but in no case will convert at a price below $4.42 per share, concurrently with such issuance at a price less than the original Conversion Price.  Notwithstanding the foregoing, the applicable Conversion Price shall not be reduced if the amount of such reduction would be an amount less than $.20, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $.20 or more.

(v)           Determination of Consideration.  For purposes of this Subsection 6(d), the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

(A)           Cash and Property. Such consideration shall:

(1)           insofar as it consists of cash, be computed at the aggregate of cash received by the Company, excluding amounts paid or payable for accrued interest or accrued dividends;

(2)           insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board; and

(3)           in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as determined in good faith by the Board.

(B)           Options, Rights and Convertible Securities. The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 6(d)(iii), relating to Options, Rights and Convertible Securities, shall be determined by dividing

(1)           the total amount, if any, received or receivable by the Company as consideration for the issue of such Options, Rights or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options, Rights or the conversion or exchange of such Convertible Securities, by

(2)           the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options, Rights or the conversion or exchange of such Convertible Securities.

(e)           Adjustment for Stock Splits and Combinations.  If the Company shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(f)           Adjustment for Certain Dividends and Distributions.  In the event the Company at any time or from time to time after the Original Issue Date shall make or issue a dividend or other distribution payable in shares of Common Stock, then and in each such event the Conversion Price shall be decreased as of the time of such issuance, by multiplying the Conversion Price by a fraction, the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance, and the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

(g)           Adjustments for Other Dividends and Distributions.  In the event the Company at any time, or from time to time after the Original Issue Date shall make or issue, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then and in each such event provision shall be made so that the holders of shares of the Series E Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company that they would have received had their Series E Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities receivable by them as aforesaid during such period given application to all adjustments called for during such period, under this paragraph with respect to the rights of the holders of the Series E Preferred Stock.

(h)           Adjustment for Reclassification, Exchange, or Substitution.  If the Common Stock issuable upon the conversion of the Series E Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above), then and in each such event the holder of each share of Series E Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series E Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

(i)           No Impairment.  The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series E Preferred Stock against impairment to the extent required hereunder.

(j)           Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the Conversion Prices pursuant to this Section 6, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and  shall file a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based with its corporate records.  The Company shall, upon the reasonable written request of any holder of Series E Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price(s) then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series E Preferred Stock. Despite such adjustment or readjustment, the form of each or all Series E Preferred Stock certificates, if the same shall reflect the initial or any subsequent Conversion Price, need not be changed in order for the adjustments or readjustments to be valid in accordance with the provisions of this Certificate, which shall control.

(k)           Notice of Record Date.  In the event

(i)           that the Company declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Company;

(ii)           that the Company subdivides or combines its outstanding shares of Common Stock;

(iii)           of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon); or

(iv)           of the involuntary or voluntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed at its principal office and shall cause to be mailed to the holders of the Series E Preferred Stock at their last addresses as shown on the records of the Company, or such transfer agent, at least 10 days prior to the record date specified in (A) below or 20 days before the date specified in (B) below, a notice stating

(A)           the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

(B)           the date on which such reclassification, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, dissolution or winding up.

(l)           Limitation on Conversion Rights.  Notwithstanding anything stated herein to the contrary, unless and until the issuance of the Series E Preferred Stock is approved or ratified by the stockholders of the Company in accordance with the rules of the Nasdaq Stock Market (the "Stockholder Approval"), the Series E Preferred Stock cannot be converted into a total number of shares of Common Stock equal to or greater than five percent (5%) of the number of shares of Common Stock outstanding immediately prior to the issuance of the Series E Preferred Stock (the "Conversion Cap").  The Conversion Rights are expressly limited by and subject to the Conversion Cap for all purposes, unless and until the Stockholder Approval is obtained.  The Conversion Cap shall be applied pro rata to the Conversion Rights of each outstanding share of Series E Preferred Stock, reducing the number of shares of Common Stock into which each share of Series E Preferred Stock is convertible equally.  In no event shall the number of shares of Common Stock into which the Series E Preferred Stock is convertible exceed the Conversion Cap prior to the Stockholder Approval.  Upon Stockholder Approval, the Conversion Cap shall terminate for all purposes and this Certificate shall be deemed amended to delete all references to the Conversion Cap and the conversion limitation set forth in this Section 6(l).  The Company may, but shall not be required to, file an amendment to its Certificate of Incorporation to reflect the Stockholder Approval.

SECTION 7.  REDEMPTION.

(a)           Upon and at any time subsequent to the third anniversary of the Original Issue Date (as defined in Section 6(d)(i) above), the Company at its option may redeem, out of its available cash or cash equivalents, any amount of the then outstanding and not previously converted (pursuant to Section 6) Series E Preferred Stock issued on the Original Issue Date, at a price per share equal to the Original Series E Issue Price, plus any declared, but unpaid dividends thereon upon notice provided in accordance with Section 7(b). Shares subject to redemption pursuant to this Section shall be redeemed from each holder of Series E Preferred Stock on a pro rata basis.

(b)           At least thirty (30) days prior to the dates that the Company elects to redeem shares of the Series E Preferred Stock pursuant to Section 7(a) (each a "Redemption Date," together the "Redemption Dates"), the Company shall send a notice (the "Redemption Notice") to all holders of the outstanding Series E Preferred Stock of such redemption to be effected, specifying the number of shares to be redeemed from such holder, the Redemption Date, the price per share to be paid (the "Redemption Price") and the place at which payment may be obtained.

(c)           On or prior to the Redemption Date, the Company shall deposit the Redemption Price of all shares to be redeemed as of such date with a bank or trust company having aggregate capital and surplus in excess of $50,000,000, as a trust fund, with irrevocable instructions and authority to the bank or trust company to pay, upon receipt of notice from the Company that such holder has surrendered the Series E Preferred Stock share certificates in accordance with Section 7(d), the Redemption Price of the shares to their respective holders.  Any moneys deposited by the Company pursuant to this Section 7 for the redemption of shares thereafter converted into shares of Common Stock pursuant to Section 6 hereof no later than the fifth (5th) day preceding the Redemption Date shall be returned to the Company forthwith upon such conversion. The balance of any funds deposited by the Company pursuant to this Section 7 remaining unclaimed at the expiration of one (1) year following such Redemption Date shall be returned to the Company promptly upon its written request.

(d)           On such Redemption Date, each holder of shares of Series E Preferred Stock to be redeemed shall surrender such holder's certificates representing such shares to the Company in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by such certificates are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after such Redemption Date, all rights of the holder of such redeemed shares as a holder of Series E Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificates) shall cease and terminate with respect to such shares.

(e)           In the event of a call for redemption of any shares of Series E Preferred Stock, the Conversion Rights (as defined in Section 6) for such Series E Preferred Stock shall terminate as to the shares designated for redemption at the close of business on the fifth (5th) day preceding the Redemption Date, unless default is made in payment of the Redemption Price.

IN WITNESS WHEREOF, the Company has caused this Certificate to be executed this ____ day of December, 2008.

AMEN PROPERTIES, INC.

By:           [EXHIBIT ONLY – DO NOT SIGN]
Jon M. Morgan
President

Exhibit "B"
to
Securities Purchase Agreement
dated as of December 22, 2008
by and among
Amen Properties, Inc.
and the Sellers named therein

FORM OF ASSIGNMENT OF MEMBERSHIP INTEREST

_____________________________________________________ ("Assignor"), with offices at, _____________________________________________________ for the payment of Ten and No/100 Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged and subject to the terms and conditions hereof, hereby grants, sells, assigns, transfers, conveys and delivers to Amen Properties, Inc. ("Assignee"), with offices at 303 W. Wall, Suite 2300, Midland, Texas 79701, all of Assignor’s right, title and interest in and to Assignor's membership interests in SFF Production, LLC, a Delaware limited liability company, owned of record or beneficially by Assignor, free and clear of all Encumbrances.

Assignor will, at any time and from time to time after the date hereof, upon Assignee’s request and for no further consideration, execute, acknowledge, and deliver or cause to be executed and delivered, all further documents or instruments necessary to effect the transaction embodied in this Assignment of Membership Interest.  This Assignment of Membership Interest is executed pursuant and subject to that certain Securities Purchase Agreement dated December 22, 2008 by and between Assignor and Assignee (the "Agreement").  Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Agreement.

The representations and warranties set forth in the Agreement are hereby incorporated herein by reference.

This Assignment of Membership Interest is made with full substitution and subrogation of Assignee, its successors and assigns, to the rights of Assignor under, in and to all warranties made by others with respect to the rights, titles and interests being conveyed hereunder.

To have and to hold the same unto Assignee and its successors and assigns forever.

B-1

EXECUTED as of December ___, 2008, but effective for all purposes as of 11:59 p.m., Central Time, on December 31, 2008.

ASSIGNOR:

By:           [EXHIBIT ONLY – DO NOT SIGN]
Name:_______________________________
Title:________________________________

ASSIGNEE:

AMEN PROPERTIES, INC.

By:           [EXHIBIT ONLY – DO NOT SIGN]
Name:_______________________________
Title:________________________________

B-2